EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT
CNL GROWTH PROPERTIES, INC.
All subsidiaries were formed in Delaware and all entities do business under the name listed.
GGT AHC Fairfield TX, LLC
GGT Broadway AZ Holdings, LLC
GGT Castle Hills Holdings, LLC
GGT City Walk Holdings, LLC
GGT Cool Springs Holdings, LLC
GGT Crescent Alexander Holdings, LLC
GGT Crescent Alexander NC Venture, LLC
GGT Crescent Cool Springs TN Venture, LLC
GGT Crescent Crosstown FL Venture, LLC
GGT Crescent Crosstown Holdings, LLC
GGT Crescent Gateway FL Venture, LLC
GGT Crescent Gateway Holdings, LLC
GGT Daniel Holdings, LLC
GGT Daniel SC Venture, LLC
GGT Fairfield TX Holdings, LLC
GGT Grand Lakes Holdings, LLC
GGT Hampton Roads VA Holdings, LLC
GGT Hampton Roads VA Venture, LLC
GGT LMI City Walk GA, LLC
GGT Oxford Holdings, LLC
GGT Oxford Venture MD, LLC
GGT Patterson Place Holdings, LLC
GGT Patterson Place NC Venture, LLC
GGT Rim TX Holdings, LLC
GGT Spring Town Holdings, LLC
GGT Spring Town TX, LLC
GGT TRG Broadway AZ, LLC
GGT TRG Castle Hills TX, LLC
GGT TRG Grand Lakes TX, LLC
GGT TRG Rim TX, LLC
GGT Whitehall Holdings, LLC
GGT Whitehall Venture NC, LLC
Global Growth GP, LLC
Global Growth, LP